AMENDMENT NO. 2

                                       TO

           SECOND AMENDED AND RESTATED CREDIT AND TERM LOAN AGREEMENT

      THIS AMENDMENT NO. 2 (this 'Second Amendment') is entered into as of August 7, 2001, by and among NEW LINDEN PRICE RITE, INC., a New Jersey corporation ('New Linden'), FOODARAMA SUPERMARKETS, INC., a New Jersey corporation ("Parent") (New Linden and Parent, each a "Borrower" and collectively "Borrowers"), the Guarantors signatory hereto, the lenders set forth on the signature pages hereto (collectively with their respective permitted successors and assigns, each a "Lender" and collectively, "Lenders") and GMAC BUSINESS CREDIT, LLC as agent for Lenders (in such capacity together with any successor thereto in such capacity, the "Agent").

                                           BACKGROUND

      Borrowers, Guarantors, Agent and Lenders are parties to a Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 7, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

      Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

      NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

        2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

                (a) Section I is amended as follows:

                        (i) the following defined terms are added in their appropriate alphabetical order:

                        "Second Amendment" shall mean Amendment No. 2 to Second Amended and Restated Credit and Term Loan Agreement dated as of August 7, 2001 by and among the Borrowers, Guarantors, Agent and Lenders.

                        "Second Amendment Effective Date" shall mean the date on which all conditions precedent set forth in the Second Amendment shall have been satisfied.

                (b) Section 7.10(a) of the Loan Agreement is amended in its entirety to provide as follows:

                        "(a) Adjusted Capex in any Fiscal Year in an aggregate amount in excess of the following amounts for the Parent and its Subsidiaries on a Consolidated basis:

-------------------------------------------------------------
                                      Adjusted Capex
-------------------------------------------------------------
-------------------------------------------------------------
Fiscal Year 2000                        $6,750,000
-------------------------------------------------------------
-------------------------------------------------------------
Fiscal Year 2001                       $12,750,000
-------------------------------------------------------------
-------------------------------------------------------------
Fiscal Year 2002                        $5,600,000
-------------------------------------------------------------
-------------------------------------------------------------
Fiscal Year 2003                        $4,500,000
-------------------------------------------------------------
-------------------------------------------------------------
Fiscal Year 2004 and each              $6,600,000"
Fiscal Year thereafter
-------------------------------------------------------------


        3. Conditions of Effectiveness. This Second Amendment shall become effective upon the receipt by Agent and Lenders of five (5) copies of this Second Amendment duly executed by each Borrower and consented to by Guarantors.

        4. Representations and Warranties. Each Borrower and Guarantor hereby represents and warrants as follows:

                (a) This Second Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and Guarantors and are enforceable against Borrowers and Guarantors in accordance with their respective terms.

                (b) Upon the effectiveness of this Second Amendment, each Borrower and Guarantor hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Second Amendment.

                (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Second Amendment.

                (d) No Borrower or Guarantor has any defense, counterclaim or offset with respect to 6. the Loan Agreement.

        5.    Effect on the Loan Agreement.


              (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

              (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

              (c) The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

        6. Governing Law. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

        7. Headings. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

        8. Counterparts; Facsimile. This Second Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

      IN WITNESS WHEREOF, this Second Amendment has been duly executed as of the day and year first written above.



                                    NEW LINDEN PRICE RITE, INC.,
                                    as Borrower and as Guarantor


                                    By:
                                        Name:
                                        Title:


                                    FOODARAMA SUPERMARKETS, INC.,
                                    as Borrower and as Guarantor


                                    By:
                                        Name:
                                        Title:


                                    GMAC BUSINESS CREDIT, LLC,
                                    as Agent


                                    By:
                                        Name:
                                        Title:


                                    GMAC BUSINESS CREDIT, LLC,
                                    as Lender


                                    By:
                                        Name:
                                        Title:

                                    THE CHASE MANHATTAN BANK,
                                    as Lender


                                    By:
                                        Name:
                                        Title:


                                    CITIZEN BUSINESS CREDIT COMPANY,
                                    as Lender


                                    By:
                                        Name:
                                        Title:


                                    CONSENTED AND AGREED TO:


                                    SHOP RITE OF READING, INC.,
                                    as Guarantor


                                    By:
                                        Name:
                                        Title:


                                    SHOP RITE OF MALVERNE, INC.,
                                    as Guarantor


                                    By:
                                        Name:
                                        Title: